ENDORSEMENT APPLICABLE TO
                  GUARANTEED BENEFIT INVESTMENT OPTIONS 7/16/09

This Endorsement amends Part II ("Investment Options"), Part III ("Contributions and Allocations") and Part IV ("Transfers Among Investment Options") of your Contract. The benefit described in this Endorsement is subject to all the terms contained in your Contract, except as modified below. The terms and conditions of this Endorsement replace the terms and conditions in your Contract to the extent of any difference. In the event that a conflict exists between this Endorsement and the Contract, the terms of this Endorsement shall govern.

The term "Contract" as used in this Endorsement applies to either a Contract or Certificate.

This Endorsement is part of your Contract and the same definitions apply to the capitalized terms used herein. In this Endorsement "we", "our" and "us" mean AXA Equitable Life Insurance Company, and "you" and "your" mean the Owner.

This endorsement governs allocations of Contributions and transfers to the Guaranteed Benefit Investment Options and transfers among these Investment Options.

I. ALLOCATION OPTION CHOICES

   Your instructions for allocation of Contributions and for transfers to, and transfers among the Guaranteed Benefit Investment Options must comply with the terms and conditions of this Endorsement.

   You may allocate your Guaranteed Benefit Annuity Account Value among the Guaranteed Benefit Investment Options under your Contract, including the applicable Special Dollar Cost Averaging Program, subject to the Investment Option maximums and minimums for each Investment Option Category as set forth in the Investment Option Allocation Table below ("Category Allocation Limits"). The Allocation Table also shows the limits on allocations to Guaranteed Benefit Investment Options within each Category (`Investment Option Allocation Limits"). We refer to the Category Allocation Limits and the Investment Option Allocation Limits collectively as the "Allocation Limits." The Investment Option Allocation Table below shows Allocation Limits as of your Contract Date. The current assignment of Guaranteed Benefit Investment Options to Investment Categories is specified in the Data Pages. We may change the Allocation Limits. If such a change occurs, we will provide you advance written notice. Any change in the Category Allocation Limits and any change in the Investment Option Allocation Limits will not affect your Contract unless you subsequently make an Investment Option transfer or Contribution affecting the Guaranteed Benefit Investment Options. Your Contract will be subject to the changed Allocation Limits after such transfer or Contribution. If such a change occurs, we may also require that you revise your allocation instructions to comply with the change before we accept a transfer request or Contribution. [Any restrictions on amounts allocated to the Guaranteed Interest Option are shown in the Data Pages.]


2010GOA                                1

-----------------------------------------------------------------------------------------------------------------
                           [CATEGORY 1                    CATEGORY 2                    CATEGORY 3]
-----------------------------------------------------------------------------------------------------------------
NAME               [AXA STRATEGIC ALLOCATION]           [FIXED INCOME]                   [EQUITY]
-----------------------------------------------------------------------------------------------------------------
CATEGORY                     [None]                          [40%                         [None]
ALLOCATION                                         Applies only if there is
LIMITS                                           any investment in Category 3]
-----------------------------------------------------------------------------------------------------------------
INVESTMENT                    [None                         [None]                         [60%]
OPTION              If any part of AAV is in
ALLOCATION          Category 3 then the [40%]
LIMITS                 Category 2 minimum
                    requirement will apply.]
-----------------------------------------------------------------------------------------------------------------
MAX %
(INVESTMENT                  [None]                         [None]                         [25%]
OPTION)

-----------------------------------------------------------------------------------------------------------------
                                        Investment Option Max Exceptions
-----------------------------------------------------------------------------------------------------------------
Category             Investment Option Name                             Max Allocation
-----------------------------------------------------------------------------------------------------------------
    3                       [ATM 500]                                        [60%]
-----------------------------------------------------------------------------------------------------------------
    3                 [AXA Growth Strategy]                                  [60%]

                                                           [Allocations in the aggregate may not exceed 20%]
    3          [ATM 400] and [ATM 2000]
-----------------------------------------------------------------------------------------------------------------

II.  CONTRIBUTIONS AND ALLOCATIONS

     Contributions are allocated to the Guaranteed Benefit Investment Options based on the instructions we have on file for your Contract. Your allocation instructions must comply with the Allocation Limits in effect on the date we received your instructions or any request to change your instructions. If we change the Allocation Limits, we may require that any Contribution after such change be allocated in accordance with the current Allocation Limits. You may change your allocation instructions for Contributions by submitting a request to the Processing Office in a form we accept.

III. TRANSFERS

     You may transfer among Guaranteed Benefit Investment Options within an Investment Option Category even though your Guaranteed Benefit Annuity Account Value in the Category on the Transaction Date of the transfer exceeds the applicable Category Allocation Limit; however, the transfer must comply with the applicable Investment Option Allocation Limit for each Investment Option to which Guaranteed Benefit Annuity Account Value is transferred. You may transfer between Guaranteed Benefit Investment Options in different Categories provided that (i) the transfer complies with the applicable Category Allocation Limit for each Investment Option Category to which

2010GOA                                2

     Annuity Account Value is transferred, and (ii) the Annuity Account Value in the [Fixed Income] Category is not reduced below the minimum [Fixed Income] Category Allocation Limit as a result of the transfer. A transfer request does not automatically change your allocation for future Contributions and rebalancing. If you wish to change your allocation instructions on file, you must request a change that complies with the Investment Option Allocation Limitations described above, in the form we require.

IV.  REBALANCING

     The allocation of your Annuity Account Value among Guaranteed Benefit Investment Options is rebalanced as of the last Business Day of each quarter of your Contract Year. For purposes of Rebalancing, the account for Special [Money Market] Dollar Cost Averaging is not considered an Investment Option. Rebalancing means that the Annuity Account Value in each Investment Option is reallocated in accordance with your allocation instructions on file with us. Quarterly rebalancing will first occur on the date that is three months from your Contract Date. If your Contract Date occurs on the 29th, 30th, or 31st of a month, rebalancing will be done on the first day of the following month. If your rebalancing date occurs on day that is not a Business Day, the rebalancing will occur on the next Business Day. The rebalance for the last quarter of the Contract Year will occur on the Contract Anniversary Date. If the Contract Anniversary Date occurs on a day that is not a Business Day, the rebalance will occur on the Business Day immediately preceding the Contract Anniversary Date.

V.   SPECIAL DOLLAR COST AVERAGING

     The terms and conditions applicable to Special [Money Market] Dollar Cost Averaging are described in the applicable Special Dollar Cost Averaging Endorsement.

VI.  TERMINATION OF THIS ENDORSEMENT

     We may terminate this Endorsement and the limitations provided under it at any time. If we terminate this Endorsement we will provide advance written notice to you.


AXA EQUITABLE LIFE INSURANCE COMPANY

/s/ Christopher M. Condron               /s/ Karen Field Hazin
-------------------------------------    ---------------------------------------
Christopher M. Condron                   Karen Field Hazin, Vice President,
President and Chief Executive Officer    Secretary and Associate General Counsel

2010GOA                                3